REIMBURSEMENT AGREEMENT


      REIMBURSEMENT AGREEMENT (the "Agreement"), dated as of April 14, 1997, by and between INTEGRATED HFALTH SERVICES, INC., a Delaware corporation having an address at 10065 Red Run Boulevard, Owings Mills, Maryland 21117 ("IHS"), and COMMUNITY CARE OF AMERICA, INC., a Delaware corporation having an address at 3050 N. Horseshoe Drive, Naples, Florida 33942 ("CCA").

                                  WITNESSETH.

      WHEREAS, CCA has entered into that certain Loan and Security Agreement with Daiwa Healthco-2 LLC ("Daiwa") dated as of December 23, 1996 (the "Loan Agreement");

      WHEREAS, as a condition to extending to CCA certain accommodations under the Loan Agreement, Daiwa has required that IHS provide a guaranty (the "Daiwa Guaranty") securing the repayment of all amounts owing from CCA to Daiwa under the Loan Agreement in excess of the Basic Borrowing Amount, as well as the payment of any and all reasonable costs and expenses (including reasonable counsel fees and expenses) paid or incurred by Daiwa in enforcing its rights under the Daiwa Guaranty;

      WHEREAS, CCA has entered into a letter agreement with Health and Retirement Properties, Trust ("HRPT") dated as of April 14, 1997 (the "Letter Agreement"),

      WHEREAS, in accordance with the Letter Agreement, HRPT has required that IHS provide a guaranty (the "HRPT Guaranty") securing certain obligations owed by CCA to HRPT,

      WHEREAS, as a condition to providing the Daiwa Guaranty and the HRPT Guaranty, IHS requires that CCA agree to reimburse IHS for any amounts that become payable by IHS in respect of the Daiwa Guaranty and the HRPT Guaranty.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:

      1. Subject to any waiver by IHS of the right to subrogation or reimbursement contained in the Daiwa Guaranty and/or the HRPT Guaranty, CCA shall, on demand, reimburse IHS for any amounts paid by IHS on behalf of CCA in accordance with the terms of the Daiwa Guaranty and/or the HRPT Guarantee, including any costs, fees, charges and expenses (including reasonable legal fees and expenses of counsel) arising out of the negotiation, preparation or issuance of, or performance under, the Daiwa Guaranty and/or the HRPT Guarantee (collectively, the "Reimburstment Obligations").


      2. Any and all amounts which became owing to IHS by CCA in respect of the Reimbursement Obligations shall bear interest, from the date such amounts are advanced by IHS under the applicable guaranty until paid in full, at the rate of fifteen (15%) percent per annum.


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         3. This  Agreement  shall  remain in full force and effect until all of the Reimbursement Obligations shall have been fully, finally and irrevocably satisfied and IHS has been fully, finally and irrevocably released from all obligations with respect to the Daiwa Guaranty and the HRPT Guaranty.

         4. All agreements between CCA and IHS herein are hereby expressly limited so that in contingency or event whatsoever, shall the amount paid or agreed to be paid to IHS for the use, forbearance or detention of money hereunder exceed the maximum permissible under applicable law. If, from any circumstance whatsoever, the fulfillment of any provision hereof, validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance IHS should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of the Reimbursement Obligations and not to the payment of interest.

         5. Any notice or other communication by either party to the other shall be in writing and shall be given and be deemed to have been duly given, upon the date delivered if delivered personally or upon the date received if mailed postage pre-paid, registered, or certified mail, addressed as follows:

         To CCA:           Community Care of America, Inc.
                           3050 North Horseshoe Drive, Suite 260
                           Naples, Florida 33942
                           Attention: President

         To IHS:           Integrated Health Services, Inc.
                           10065 Red Run Boulevard
                           Owings Mills, MD 21117
                           Attention: General Counsel

or to such other address, and to the attention of such other person or officer as either party may designate in writing by notice.

         6. The substantive laws of the State of Maryland shall govern the validity, construction, enforcement and interpretation of this Agreement and all other documents and instruments referred to herein, unless otherwise specified therein. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      7. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement shall be binding upon CCA and its successors and assigns, and shall inure to the benefit of and be enforceable by the IHS and its successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


                                      INTEGRATED HEALTH  SERVICES, INC



                                      By: /s/ W. Bradley Bennett
                                          -------------------------------------
                                          Name: W. Bradley Bennett
                                          Title: Executive Vice President and
                                                 Chief Accounting Officer



                                     COMMUNITY CARE OF AMERICA, INC



                                      By: /s/ Debbie Lau
                                          -------------------------------------
                                          Name:  Debbie Lau
                                          Title: Chief Operating Officer